UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant              ☒

Filed by a Party other than the Registrant             ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FS Credit Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1) and 0-11.

Language: English 2026 Annual Meeting To be held Wednesday, July 1, 2026 Meeting Agenda Not Voted Vote by June 30, 2026 11:59 p.m. ET Documents to Review Before You Vote: Select a document Proposal(s) For holders as of Thursday, April 2, 2026. Votes can be changed until the voting deadline. Make your selections below. Shares available: 0 1. Vote Board of Directors: More Details Vote Directors Individually Election of Director: David J. Adelman Election of Director: Ryan N. Boyer Election of Director: James W. Brown Election of Director: Karen D. Buchholz Election of Director: Terence J. Connors Election of Director: Michael C. Forman Election of Director: John A. Fry Election of Director: William P. Hankowsky Election of Director: Jeffrey Krasnoff Election of Director: David Schiff Board Recommendation: For For All Withhold All 1/2

Reset By clicking Submit Vote, I am hereby appointing a proxy. Submit Vote Reset All CUSIP: 302950 © 2026 Broadridge Financial Solutions, Inc. ProxyVote and Broadridge are registered trademarks of Broadridge Financial Solutions, Inc. CUSIP is a registered trademark of the American Bankers Association. All other trademarks belong to their respective owners. Accessibility Statement Privacy Statement Terms of Use & Linking Policy ProxyVote - Meeting Agenda 2/2